Exhibit 10.20

Direct Dial: 502/261-4293

Fax: 502/261-4324

E-mail: kimberly_winebrenner@papajohns. com

September 5, 2014

VIA EMAIL - kantos@cox.net

Mr. Kenneth Antos

PRB I LLC

5148 Spanish Heights Drive

Las Vegas, NV 89148

RE:      Development Agreement dated March 17, 2014, as amended

Dear Mr. Antos:

Attached for execution is an Amendment to Development Agreement. The Amendment adds one additional traditional store in Lemoore, California. Please obtain the necessary signature on the Amendment through DocuSign. After signing, please forward your $2,500 deposit fee payment to me at Papa John’s International, Inc., 2002 Papa John’s Boulevard, Louisville, KY 40299, Attn: Kim Winebrenner or if you prefer, I will ask our finance team to ACH the payment from your account. If you choose to ACH the payment, please email me with the authorization to do so and confirm which account you would like that payment drawn from.

Please note that we must receive the fully executed Amendment and your payment no later than September 16, 2014. If we do not receive the signed Amendment by that date, our offer to amend your Development Agreement will be automatically revoked and become null and void.

If you have any questions or need additional information, please feel free to contact me. Thank you for your prompt attention to this matter.

Very truly yours,

PAPA JOHN’S INTERNATIONAL, INC.

/s/ Kim Winebrenner

Kim Winebrenner

Sr. Legal and Franchise Contract Administrator

Enclosures

cc:	Simon Smith
Al Randazzo
Don Graham
Joe Smith
Joni Dalton
Vicki Resnik
Molly Small